Exhibit 10.1

SUBORDINATED NOTE PURCHASE AGREEMENT

This SUBORDINATED NOTE PURCHASE AGREEMENT (the “Agreement”) is dated as of May 28, 2021, and is made by and between HV Bancorp, Inc. (“Company”), and Fulton Bank, N.A. (the “Noteholder”). Capitalized terms that are not otherwise defined shall have the meanings set forth in Section 1 hereof.

RECITALS:

WHEREAS, the Company is a Pennsylvania corporation and the parent company of Huntingdon Valley Bank (the “Bank”), a Pennsylvania stock savings bank;

WHEREAS, the Company wishes to sell an unsecured subordinated note in the principal amount of $10,000,000.00 in substantially the form attached to this Agreement as Exhibit A (the “Subordinated Note”), which aggregate amount is intended to qualify as Tier 2 Capital;

WHEREAS, the Noteholder has represented to the Company that it is an institutional “accredited investor,” as such term is defined in Rule 501(a)(1)-(3), (7) or (9) of Regulation D (“Regulation D”) under the Securities Act of 1933, as amended (the “Securities Act”), or a “qualified institutional buyer” as such term is defined in Rule 144A under the Securities Act;

WHEREAS, the Company and the Noteholder are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act, and Rule 506(b) of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act; and

WHEREAS, the Noteholder wishes to purchase the Subordinated Note from the Company in the principal amount of $10,000,000.00 (the “Subordinated Note Amount”) in accordance with the terms, subject to the conditions and in reliance on, the recitals, representations, warranties, covenants and agreements set forth herein and in the Subordinated Note.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained and other good and valuable consideration, the sufficiency and receipt which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT:

1.DEFINITIONS.

1.1.  Defined Terms. The following capitalized terms generally used in this Agreement and in the Subordinated Note have the meanings herein defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement may be defined in such sections.

“Affiliate(s)” means, with respect to any Person, such Person’s immediate family members, partners, members or parent and subsidiary corporations, and any other Person directly or indirectly controlling, controlled by, or under common control with such Person and their respective Affiliates.

“Agreement” has the meaning set forth in the preamble hereto.

“Anti-Money Laundering Laws” has the meaning set forth in Section 4.6.7.

“Bank” has the meaning set forth in the Recitals.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in the Commonwealth of Pennsylvania are permitted or required by any applicable law or executive order to close.

“Closing” has the meaning set forth in Section 2.4.

“Closing Date” means May 28, 2021.

“Company” has the meaning set forth in the preamble hereto and shall include any successor to the Company by merger or otherwise.

“Company’s Liabilities” means the Company’s obligations under this Agreement and the Subordinated Note.

“Company’s Reports” means (i) the audited consolidated financial statements of the Company for the year ended December 31, 2020, (ii) the Company’s Parent Only Financial Statements for Small Holding Companies (FR Y-SP) as of and for the twelve month period ended December 31, 2020 filed with the Federal Reserve, (iii) the Bank’s consolidated reports of condition and income filed (or call report) with the FDIC as of and for the period ended March 31, 2021 and (iv) such other reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) that have been filed or furnished by the Company with the SEC under the Securities Act, the Exchange Act or regulations thereunder as of the Closing Date.

“Condition or Release” means any presence, use, storage, transportation, discharge, disposal, or release of any Hazardous Materials.

“Disbursement” has the meaning set forth in Section 3.1.

“Economic Sanctions” has the meaning set forth in Section 4.6.8.3.

“Equity Interest” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person which is not a corporation and any and all warrants, options or other rights to purchase any of the foregoing.

“Event of Default” has the meaning set forth in the Subordinated Note.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Reserve” means the Board of Governors of the Federal Reserve System.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America.

“Governmental Agency(ies)” means, individually or collectively, any federal, state, county or local governmental department, commission, board, regulatory authority or agency with jurisdiction over the Company or the Bank.

“Governmental Licenses” has the meaning set forth in Section 4.3.

“Government Lists” has the meaning set forth in Section 4.6.8.1.

“Hazardous Materials” means oil, flammable explosives, asbestos, urea formaldehyde insulation, polychlorinated biphenyls, radioactive materials, hazardous wastes, and toxic or hazardous substances, including, without limitation, any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials” or “toxic substances” under the Hazardous Materials Laws.

“Hazardous Materials Laws” mean any laws, regulations, permits or licenses pertaining to the protection, preservation, conservation or regulation of the environment which relates to real property, including without limitation: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651 et seq; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and all comparable state laws, orders and regulations.

“Indebtedness” means and includes: (i) all items arising from the borrowing of money that, according to GAAP as in effect from time to time, would be included in determining total liabilities as shown on the consolidated balance sheet of the Company or any Subsidiary of the Company; and (ii) all obligations secured by any lien on Property owned by the Company whether or not such obligations shall have been assumed; provided, however, Indebtedness shall not include deposits or other indebtedness created, incurred or maintained in the ordinary course of business of the Company or any Subsidiary of the Company (including, without limitation, federal funds purchased, advances from any Federal Home Loan Bank, secured deposits of municipalities, letters of credit issued by the Company and repurchase arrangements) and consistent with customary banking practices and applicable laws and regulations.

“Leases” means all leases, licenses or other documents providing for the use or occupancy of any portion of any Property, including all amendments, extensions, renewals, supplements, modifications, sublets and assignments thereof and all separate letters or separate agreements relating thereto.

“Material Adverse Effect” means, with respect to any Person, any change or effect that (i) is or would be reasonably expected to be material and adverse to the financial position, results of operations, or business of such Person, or (ii) would materially impair the ability of any Person to perform its respective obligations under this Agreement or the Subordinated Note, or otherwise materially impede the consummation of the transactions contemplated hereby; provided, however, that “Material Adverse Effect” shall not be deemed to include the impact of (1) changes in banking and similar laws, rules or regulations of general applicability or interpretations thereof by Governmental Agencies, (2) changes in GAAP or regulatory accounting requirements applicable to financial institutions and their holding companies generally, (3) changes after the date of this Agreement in general economic, employment or capital market conditions in the United States, including interest rates, economic or capital market conditions affecting insured depository institutions and their respective holding companies or the market prices for their issued and outstanding securities generally and not specifically related to the Company or the Noteholder, (4) changes in national or international political or social conditions including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, declarations of any national or global epidemic, pandemic or disease outbreak (including the COVID-19 virus), including all measures taken to protect the health, safety and welfare of the general population of the United States or any state or territory of the United States or political subdivision thereof, the effects of any declaration of a state of civil emergency by the government of the United States or of any state or territory of the United States or political subdivision thereof, or the material worsening of such conditions threatened or existing as of the date of this Agreement, (5) direct effects of compliance with this Agreement on the operating performance of the Company or the Noteholder, including expenses incurred by the Company or the Noteholder in consummating the transactions contemplated by this Agreement, and (6) the effects of any action or omission taken by the Company with the prior written consent of the Noteholder, and vice versa, or as otherwise contemplated by this Agreement and the Subordinated Note.

“Maturity Date” means May 28, 2031.

“Noteholder” has the meaning set forth in the Recitals.

“OFAC” has the meaning set forth in Section 4.6.8.1.

“Person” means an individual, a corporation (whether or not for profit), a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization,

a government or any department or agency thereof (including a Governmental Agency) or any other entity or organization.

“Property” means any real property owned or leased by Company or any Subsidiary of the Company.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” has the meaning set forth in the Recitals.

“Subordinated Note” has the meaning set forth in the Recitals, as amended, restated, supplemented or modified from time to time, and each Subordinated Note delivered in substitution or exchange for such Subordinated Note.

“Subordinated Note Amount” has the meaning set forth in the Recitals.

“Subsidiary” means with respect to any Person, any corporation or entity in which a majority of the outstanding Equity Interest is directly or indirectly owned by such Person.

“Tax” and “Taxes” mean all federal, state, local or foreign income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, custom duties, unemployment or other taxes of any kind whatsoever, together with any interest, additions or penalties thereto and any interest in respect of such interest and penalties.

“Tax Returns” means any return, declaration or other report (including elections, declarations, schedules, estimates and information returns) with respect to any Taxes.

“Tier 2 Capital” has the meaning given to the term “Tier 2 capital” in 12 C.F.R. Part 217, as amended, modified and supplemented and in effect from time to time or any replacement thereof, without giving effect to the applicability to the Company of the Small Bank Holding Company and Savings and Loan Holding Company Policy Statement, as set forth at 12 C.F.R. Part 225, Appendix C, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

“USA PATRIOT Act” has the meaning set forth in Section 4.6.7.

1.2.  Interpretation; Construction. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words “hereof,” “herein” and “hereunder” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “including” when used in this Agreement without the phrase “without limitation,” shall mean “including, without limitation.” All references to time of day herein are references to Eastern Time unless otherwise specifically provided. All references to the Agreement and Subordinated Note shall be deemed to be to such documents as amended, modified, supplemented or restated from time to time. With respect to any reference in this Agreement to any defined term, (a) if such defined term refers to a Person, then it shall also mean all heirs, legal representatives and permitted successors and assigns of such Person, and (b) if such defined term refers to a document, instrument or agreement, then it shall also include any replacement, extension, supplement or other modification thereof.  No rule of construction against the draftsperson of the Agreement shall be applied in connection with the interpretation and enforcement of the Agreement.

1.3.  Exhibits Incorporated. All Exhibits attached are hereby incorporated into this Agreement.

2.SUBORDINATED DEBT.

2.1.  General Matters.

2.1.1.  Certain Terms. Subject to the terms and conditions herein contained, the Company agrees to issue and sell to the Noteholder, and the Noteholder agrees to purchase from the Company, a Subordinated Note in an amount equal to the Subordinated Note Amount on the Closing Date in accordance with the terms of, and subject to the conditions and provisions set forth in, this Agreement and the Subordinated Note. The Subordinated Note Amount shall be disbursed in accordance with Section 3.1. The Subordinated Note shall bear interest per annum as set forth in the Subordinated Note. The unpaid principal balance of the Subordinated Note plus all accrued but unpaid interest thereon shall be due and payable on the Maturity Date, or such earlier date on which such amount shall become due and payable on account of (i) acceleration by the Noteholder in accordance with the terms of the Subordinated Note or (ii) the Company’s delivery of a notice of redemption or repayment in accordance with the terms of the Subordinated Note.

2.1.2.  Subordination. The Subordinated Note shall be subordinated in accordance with the subordination provisions set forth therein.

2.1.3.  No Trust Indenture. The Subordinated Note will not be issued pursuant to, or be the subject of, a trust indenture.

2.1.4.  No Credit Rating.  The Subordinated Note will not be rated by a nationally recognized statistical rating organization.

2.1.5.  No Convertibility. The Subordinated Note is not convertible into or exchangeable for any Equity Interests, other securities or assets of the Company or a Company Subsidiary.

2.1.6.  No CUSIP or ISIN.  The Company will not obtain a CUSIP or ISIN identifier for the Subordinated Note.

2.1.7.  No Sinking Fund.  The Subordinated Note is not entitled to the benefit of any sinking fund.

2.2.  Maturity Date. On the Maturity Date, all sums due and owing under this Agreement and the Subordinated Note shall be repaid in full. The Company acknowledges and agrees that the

Noteholder has not made any commitments, either express or implied, to extend the terms of the Subordinated Note past the Maturity Date and shall not extend such terms beyond the Maturity Date unless the Company and the Noteholder hereafter specifically otherwise agree in writing in their sole and absolute discretion.

2.3.  Unsecured Obligations. The obligations of the Company to the Noteholder under the Subordinated Note shall be unsecured.

2.4.  The Closing. The execution and delivery of this Agreement and Subordinated Note (the “Closing”) shall occur at the offices of the Company at 10:00 a.m. Eastern Time on the Closing Date, or at such other place or time or on such other date as the parties hereto may agree.

2.5.  Payments.

2.5.1.  The Company agrees that matters concerning prepayments, payments and application of payments shall be as set forth in this Agreement and in the Subordinated Note.

2.5.2.  The Company, with prior written notice to the Noteholder, shall have the right to appoint a payment agent in order to make any payments due pursuant to this Agreement and the Subordinated Note.

2.6.  Right of Offset. The Noteholder hereby expressly waives any right of offset it may have against the Company.

3.DISBURSEMENT AND CONDITIONS TO COMPANY’S OBLIGATIONS.

3.1.  Disbursement. On the Closing Date, assuming all of the terms and conditions set forth in Section 3.2 have been satisfied by the Company or waived by the Noteholder and the Company has executed and delivered or caused to be executed and delivered to the Noteholder this Agreement and the Subordinated Note and any other related documents, certificates and opinions, each in form and substance reasonably satisfactory to the Noteholder, the Noteholder shall disburse in immediately available funds the Subordinated Note Amount to the Company in exchange for the Subordinated Note (the “Disbursement”). The Company will deliver to the Noteholder one Subordinated Note in definitive form (or provide evidence of the same with the original to be delivered by the Company by overnight delivery on the next Business Day in accordance with the delivery instructions of the Noteholder), registered in the name of the Noteholder.

3.2.  Conditions Precedent to Disbursement. The obligation of the Noteholder to consummate the purchase of the Subordinated Note at Closing and to effect Disbursement is subject to the fulfillment of, or delivery by, or at the direction of the Company to such Noteholder, on or prior to the Closing Date of each of the following (or written waiver of such delivery by such Noteholder prior to the Closing):

3.2.1.  Transaction Documents. This Agreement and a Subordinated Note, each duly authorized and executed by the Company.

3.2.2.  Authority Documents. The Company delivers the following documents to the Noteholder.

(a)

A copy, certified by the Secretary or Assistant Secretary of the Company, of the Articles of Incorporation of the Company and all amendments thereto which are true, complete and correct copies of such documents as in effect as of the Closing Date;

(b)	A certificate of good standing of the Company issued by the Secretary of the Commonwealth of the Commonwealth of Pennsylvania;
(c)	A certificate of subsistence of the Bank issued by the Department of Banking and Securities of the Commonwealth of Pennsylvania;
(d)	A copy, certified by the Secretary or Assistant Secretary of the Company, of the Bylaws of the Company and all amendments thereto as in effect as of the Closing Date;
(e)

A copy, certified by the Secretary or Assistant Secretary of the Company, of the resolutions of the Board of Directors of the Company, and any committee thereof, authorizing the execution, delivery and performance of the Agreement and the Subordinated Note;

(f)

An incumbency certificate of the Secretary or Assistant Secretary of the Company certifying the names of the officer or officers of the Company authorized to sign this Agreement, the Subordinated Note and the other documents provided for in this Agreement, together with a sample of the true signature of each such officer;

(g)	The opinion of Bybel Rutledge LLP, special counsel to the Company, dated as of the Closing Date, substantially in the form set forth at Exhibit B attached hereto addressed to the Noteholder; and
(h)	A confirmation of registered status of the Company issued by the Federal Reserve Bank of Philadelphia.

3.3.  Other Documents.  The Company shall provide such other certificates, affidavits, schedules, resolutions, opinions, notes and/or other documents as the Noteholder may reasonably request.

3.4.  Conditions to the Company’s Obligation.  The obligation of the Company to consummate the Closing with respect to the Noteholder is subject to the satisfaction or waiver by the Company of the following conditions at or prior to Closing:

3.4.1.  Since the date of this Agreement, there has not been any action taken, or any law, rule or regulation enacted, entered, enforced or deemed applicable to the Company or the Bank or the transactions contemplated by this Agreement by an

Governmental Agency which imposes any restriction or condition that the Company determines, in its reasonable good faith judgment, is materially and unreasonably burdensome on the Company’s business or would materially reduce the economic benefits of the transactions contemplated by this Agreement to the Company to such a degree that the Company would not have entered into this Agreement had such condition or restriction been known to it on the date hereof.

3.4.2.  With respect to the Noteholder, the Noteholder shall have delivered to the Company a duly authorized and executed signature page to this Agreement.

3.4.3.  The representations and warranties made by the Noteholder in Section 6 hereof shall have been true and correct as of the date of this Agreement, and shall be true and correct on the Closing Date, except where the failure to be so true and correct (without regard to any materiality qualifications contained therein) would not reasonably be expected to materially adversely affect the ability of the Noteholder to perform the Noteholder’s obligations hereunder (and except that representations and warranties made as of specified date need only be so true and correct as of such date).

3.4.4.  All covenants and agreements contained in this Agreement to be performed by that Noteholder on or prior to the Closing Date shall have been performed or complied with in all material respects.

4.REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to the Noteholder as follows:

4.1.  Organization and Authority.

4.1.1.  Organization Matters.

4.1.1.1.The Company is presently subsisting as a corporation in good standing under the laws of the Commonwealth of Pennsylvania and is duly registered under the Bank Holding Company Act of 1956, as amended. The Company has full corporate power and authority to carry on its business as now conducted.  The Company is duly licensed or qualified to do business in the States of the United States and foreign jurisdictions where its ownership or leasing of Property or the conduct of its business requires such qualification, except where the failure to so qualify would not reasonably be expected to result in a Material Adverse Effect.

4.1.1.2The Bank is a Pennsylvania stock savings bank.  The deposit accounts of the Bank are insured by the FDIC to the fullest extent permitted by law. Neither the Company nor the Bank has received any notice or other information indicating that the Bank is not an “insured depository institution” as defined in 12 U.S.C. Section 1813, nor has any event occurred which could reasonably be expected to adversely affect the status of the Bank as an FDIC-insured institution.

4.1.1.2	Subsidiaries. Each Subsidiary of the Company is validly

existing and in good standing under the laws of its jurisdiction of organization, and each Subsidiary has all requisite power and authority, corporate or otherwise, and possesses all material licenses necessary, to conduct its business and own its properties as presently conducted.

4.1.13Capital Stock and Related Matters.  All of the outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and non-assessable. There are, as of the date hereof, no outstanding options, rights, warrants or other agreements or instruments obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such agreement or commitment to any Person other than the Company, except pursuant to employment arrangements, agreements or understandings, or the Company’s equity incentive plans (including any dividend reinvestment and stock purchase plan) adopted by the Company’s Board of Directors.

4.2.  No Impediment to Transactions.

4.2.1.  Transaction is Legal and Authorized. The issuance of the Subordinated Note, the borrowing of the Subordinated Note Amount, the execution of this Agreement and the Subordinated Note, and the performance by the Company of its obligations under this Agreement and the Subordinated Note are within the corporate and other powers of the Company. This Agreement and the Subordinated Note have been duly authorized, executed and delivered, and, assuming due authorization, execution and delivery by the Noteholder, are the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in law or in equity).

4.2.2.  No Defaults or Restrictions. Neither the execution and delivery of this Agreement or the Subordinated Note nor compliance with their terms and conditions will (a) violate, conflict with or result in a breach of, or constitute a default under: (i) the Articles of Incorporation or the Bylaws of the Company or any Subsidiary of the Company, in each case, as amended; (ii) any of the terms, obligations, covenants, conditions or provisions of any corporate restriction or of any contract, agreement, indenture, mortgage, deed of trust, pledge, bank loan or credit agreement, or any other agreement or instrument to which the Company or any Subsidiary of the Company is now a party or by which any of them or any of their properties may be bound or affected; (iii) any judgment, order, writ, injunction, decree or demand of any court, arbitrator, grand jury, or Governmental Agency; or (iv) any statute, rule or regulation applicable to the Company, except, in the case of items (ii), (iii) or (iv), for such violations and conflicts that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on the Company, or (b) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or asset of the Company or any Subsidiary of the Company. Neither the Company nor any Subsidiary of the Company is in default in the performance, observance or fulfillment of any of the terms, obligations, covenants, conditions or provisions contained in any indenture or other agreement creating, evidencing or securing Indebtedness of any kind or pursuant to which any such Indebtedness is issued, or other agreement or instrument to which the Company or any Subsidiary of the Company is a party or by which the Company or any such Subsidiary of the Company or their respective properties may be bound or affected, except, in each case, only such defaults that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on the Company.

4.2.3.  Governmental Consent. Other than those required under the securities or blue sky laws of the various states, no governmental orders, permissions, consents, approvals or authorizations are required to be obtained by the Company that have not been obtained, and no registrations or declarations are required to be filed by the Company that have not been filed in connection with, or, contemplation of the execution and delivery of, and performance under, this Agreement and the Subordinated Note.

4.2.4.  Exemption from Registration.   Neither the Company, nor any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Subordinated Note.  Assuming the accuracy of the representations and warranties of the Noteholder set forth in this Agreement, the Subordinated Note will be issued in a transaction exempt from the registration requirements of the Securities Act.

None of the Company, any predecessor of the Company, any of its directors, executive officers, other officers participating in the Offering, or beneficial owners (as that term is defined in Rule 13d-3 under the Exchange Act) of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity (each, a “Company Covered Person” and, together, “Company Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act.  The Company has exercised reasonable care to determine whether any Company Covered Person is subject to a Disqualification Event.  The Company has complied and agrees to comply, to the extent applicable, with its disclosure obligations under Rule 506(e) of the Securities Act.

4.3.  Possession of Licenses and Permits. The Company and each of its Subsidiaries possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Agencies necessary to conduct the business now operated by it, except where the failure to possess such Governmental Licenses would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company; each of the Company and its Subsidiaries is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply, singularly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to have a Material Adverse Effect on the Company; and neither the Company nor any Subsidiary of the Company has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

4.4.  Financial Condition.

4.4.1.  Company Financial Statements. The consolidated financial statements of the Company included in the Company’s Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of the Company; (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in stockholders’ equity and consolidated financial position of the Company, for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount); (iii) complied as to form, as of their respective dates of filing in all material respects with applicable accounting and banking requirements as applicable, with respect thereto; and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto and Regulation S-X promulgated under the Securities Act. The books and records of the Company have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. The Company does not have any material liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of the Company contained in the Company’s Reports for the Company’s most recently completed quarterly or annual fiscal period, as applicable, and for liabilities incurred in the ordinary course of business consistent with past practice or in connection with this Agreement and the transactions contemplated hereby.

4.4.2.  Absence of Default. Since the date of the latest audited financial statements included in the Company’s Reports, no event has occurred that either of itself or with the lapse of time or the giving of notice or both, would give any creditor of the Company the right to accelerate the maturity of any material Indebtedness of Company. The Company is not in default under any other lease, agreement or instrument, or any law, rule, regulation, order, writ, injunction, decree, determination or award, non-compliance with which could reasonably be expected to result in a Material Adverse Effect on the Company.

4.4.3.  Solvency After giving effect to the consummation of the transactions contemplated by this Agreement, the Company has capital sufficient to carry on its business and transactions and is solvent and able to pay its debts as they mature. No transfer of property is being made and no indebtedness is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Company or any Subsidiary of the Company.

4.5.  No Material Adverse Change. Since the date of the latest audited financial statements included in the Company’s Reports, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect on the Company or any Subsidiary of the Company.

4.6.  Legal Matters.

4.6.1.  Compliance with Law. The Company and each of its Subsidiaries (i) have complied with and (ii) to the Company’s knowledge, are not under investigation with respect to, and have not been threatened to be charged with or given any notice of any material violation of any applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government, or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties, except where any such failure to comply or violation would not reasonably be expected to have a Material Adverse Effect on the Company or any such Subsidiary.

4.6.2.  Regulatory Enforcement Actions. The Company, any Subsidiary of the Company, or any of their respective officers or directors are not now operating under any restrictions, agreements, memoranda, or commitments (other than restrictions of general application) imposed by any Governmental Agency, nor are, to the Company’s knowledge, (a) any such restrictions threatened or (b) any agreements, memoranda or commitments being sought by any Governmental Agency.

4.6.3.  Pending Litigation. There are no material actions, suits, proceedings or written agreements pending, or, to the Company’s knowledge, threatened or proposed, against the Company or any Subsidiary of the Company at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, or other administrative agency, domestic or foreign, that, either separately or in the aggregate, would reasonably be expected to affect the issuance of, or payment on, the Subordinated Note; and neither the Company nor any Subsidiary of the Company is a party to or named as subject to the provisions of any order, writ, injunction, or decree of, or any written agreement with, any court, commission, board or agency, domestic or foreign, that either separately or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company.

4.6.4.  Environmental. Except as would not, singularly or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company: (i) no Property is or, to the Company’s knowledge, has been a site for the use, generation, manufacture, storage, treatment, release, discharge, disposal or transportation of any Hazardous Materials, and neither the Company nor any Subsidiary of the Company has engaged in such activities; (ii) each Property, and the Company and each such Subsidiary, are in compliance with all Hazardous Materials Laws; and (iii) there are no claims or actions pending or, to the Company’s knowledge, threatened against the Company or any Company Subsidiary or any Property by any Governmental Agency or by any other Person relating to any Hazardous Materials or pursuant to any Hazardous Materials Law.

4.6.5.  Brokerage Commissions. Neither the Company nor any Subsidiary of the Company is obligated to pay any brokerage commission or finder’s fee to any Person in connection with the transactions contemplated by this Agreement.

4.6.6.  Intentionally omitted.

4.6.7.  Anti-Money Laundering. The Company and its Subsidiaries are in compliance in all material respects with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, including as amended by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “USA PATRIOT Act”) and the rules and regulations thereunder and any other applicable anti-money laundering statute, rule, or regulation (the “Anti-Money Laundering Laws”). The Company and its Subsidiaries have established compliance programs to ensure compliance with the requirements of the Anti-Money Laundering Laws. There is no charge, investigation, action, suit or proceeding before any court, regulatory authority or governmental agency or body pending or, to the best knowledge of the Company and its Subsidiaries, threatened regarding the compliance by the Company and its Subsidiaries with any applicable Anti-Money Laundering Laws, rule or regulation.

4.6.8.  Compliance with Economic Sanctions.

4.6.8.1.Neither the Company nor any of its Subsidiaries is acting or has acted at any time, directly or indirectly, on behalf of any persons or entities whose name appears on the Annex to the Executive Order No. 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) or are included on any relevant lists maintained by the Office of Foreign Assets Control (“OFAC”) of U.S. Department of Treasury, including the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, and the Sectoral Sanctions Identifications List, and any similar list maintained by the U.S. Department of State, or other U.S. government agencies, all as may be amended from time to time (such lists, collectively, the “Government Lists”).

4.6.8.2.Neither the Company nor any of its Subsidiaries engages, or has engaged, in business activities or transactions with or for the benefit of any persons or countries subject to any sanctions administered by OFAC, including any persons in Cuba, Iran, Sudan, Syria or North Korea, or any person on any relevant lists maintained by OFAC, the U.S. Department of State or other U.S. government agencies, including the Government Lists.

4.6.8.3.The operations of the Company and its Subsidiaries are not in contravention of, and since January 1, 2016 have not violated, any applicable economic sanctions laws and any executive order or regulations issued pursuant to any such laws (collectively, “Economic Sanctions”). No proceeding before any government authority involving the Company or its Subsidiaries with respect to Economic Sanctions is pending or, to the Company’s knowledge, is threatened, nor have there been any such proceedings within the past five years.

4.6.9.  Taxes. The Company and its Subsidiaries have filed all Tax Returns that they were required to file under applicable laws and regulations, other than Tax Returns that are not yet due or for which a request for extension was filed. All such Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable laws and regulations. All Taxes due and owing by the Company and its Subsidiaries (whether or not shown on any Tax Return) have been paid other than Taxes that have been reserved or accrued on the balance sheet of the Company and which the Company is contesting in good faith.

4.6.10.  Title to Property. The Company and its Subsidiaries have good and sufficient title to their respective Property except for assets sold, collected or otherwise disposed of in the ordinary course of the Company’s business. All material Leases are valid and subsisting and are in full force and effect in all material respects.

4.6.11.  Use of Proceeds. At the discretion of the Board of Directors of the Company, the Company may use the proceeds from the sale of the Subordinated Note for general corporate purposes, create an interest reserve for the Note and downstream proceeds to the Bank to be used by the Bank to continue to meet regulatory capital requirements, increase the regulatory lending ability of the Bank and support the Bank’s organic growth initiatives.  The use of such proceeds does not and will not violate Section 7 of the Exchange Act or any regulations issued pursuant thereto.

4.7.  Company Status.

4.7.1.  Investment Company Act. The Company is not an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

4.7.2.  Foreign Qualifications. Each of the Company and the Subsidiaries of the Company is duly qualified as a foreign corporation to transact business and each is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of Property or the conduct of business, except where the failure to so qualify or be in good standing would not reasonably be expected to result in any Material Adverse Effect on the Company and the other Subsidiaries of the Company, considered as one enterprise.

4.8.  Reporting Compliance. The Company is subject to, and is in compliance in all material respects with, the reporting requirements of Section 13 and Section 15(d), as applicable, of the Exchange Act.  The Company’s Reports at the time they were or hereafter are filed with the SEC, complied and will comply in all material respects with the requirements of the Exchange Act and did not and do not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were or are made, not misleading.

4.9.  Internal Control Over Financial Reporting. The Company and its Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, (y) the Company has no knowledge of (i) any material weakness in the Company’s internal control over financial reporting (whether or not remediated) or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls and (z) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

4.10.  Disclosure Controls and Procedures. The Company and its Subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 of the Exchange Act), that (i) are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within the Company and its Subsidiaries to allow timely decisions regarding disclosure, and (ii) are effective in all material respects to perform the functions for which they were established. As of the date hereof, the Company has no knowledge that would reasonably cause it to believe that the evaluation to be conducted of the effectiveness of the Company’s disclosure controls and procedures for the most recently ended fiscal quarter period will result in a finding that such disclosure controls and procedures are ineffective for such quarter ended. Based on the evaluation of the Company’s and each Subsidiary’s disclosure controls and procedures described above, the Company is not aware of (1) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Since the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls.

4.11.  Representations and Warranties Generally. All representations, warranties, covenants and agreements made in this Agreement or in any certificate or other document delivered to the Noteholder by or on behalf of the Company pursuant to or in connection with this

Agreement shall be deemed to have been relied upon by the Noteholder in the purchase of the Subordinated Note.

5.GENERAL COVENANTS, CONDITIONS AND AGREEMENTS.

The Company hereby further covenants and agrees with the Noteholder as follows, for as long as there remains unperformed any obligations to the Noteholder hereunder or under the Subordinated Note:

5.1.  Compliance with Transaction Documents. The Company shall comply with, observe and timely perform each and every one of the covenants, agreements and obligations under this Agreement and the Subordinated Note.

5.2.  Affiliate Transactions. The Company shall not itself, nor shall it cause, permit or allow any of its Subsidiaries to enter into any transaction, including, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate of the Company except in the ordinary course of business and pursuant to the reasonable requirements of the Company’s or such Affiliate’s business and upon terms consistent with applicable laws and regulations and reasonably found by the appropriate board(s) of directors to be fair and reasonable and no less favorable to the Company or such Affiliate than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate. Notwithstanding the foregoing, nothing herein shall restrict the Company from providing capital or financial support or serving as a source of strength to the Bank.

5.3.  Compliance with Laws.

5.3.1.  Generally. The Company shall comply and cause each Subsidiary of the Company to comply in all material respects with all applicable statutes, rules, regulations, orders and restrictions in respect of the conduct of their respective businesses and the ownership of their respective Properties, except, in each case, where such non-compliance would not reasonably be expected to have a Material Adverse Effect on the Company or such Subsidiary.

5.3.2.  Regulated Activities. The Company shall not itself, nor shall it cause, permit or allow any Subsidiary of the Company to engage in any business or activity that, to its knowledge, is not permitted by all applicable laws and regulations.

5.3.3.  Taxes. The Company shall, and shall cause each Subsidiary of the Company to, promptly pay and discharge all taxes, assessments and other governmental charges imposed upon the Company or any such Subsidiary or upon the income, profits, or property of the Company or any such Subsidiary and all claims for labor, material or supplies which, if unpaid, might by law become a lien or charge upon the Property of the Company or any such Subsidiary. Notwithstanding the foregoing, neither the Company nor any Subsidiary of the Company shall be required to pay any such tax, assessment, charge or claim to which the validity thereof shall be contested in good faith by appropriate proceedings, and appropriate reserves therefor shall be maintained on the books of the Company and such other Subsidiary.

5.3.4.  Environmental Matters. Except as would not, singularly or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company or any Subsidiary of the Company, the Company shall: (i) exercise, and cause each such Subsidiary to exercise, due diligence in order to comply in all material respects with all Hazardous Materials Laws; and (ii) promptly take any and all remedial action required of the Company in connection with any Condition or Release or threatened Condition or Release on, under or about any Property in order to comply in all material respects with all applicable Hazardous Materials Laws; provided, however, that the Company shall not be deemed to be in breach of the foregoing covenant if and to the extent it has not taken such remedial actions due to (x) its diligent pursuit of an available statutory or administrative exemption from compliance with the relevant Hazardous Materials Law from the appropriate Governmental Agency (and no material penalties for non-compliance with the relevant Hazardous Materials Law(s) shall accrue as a result of such non-compliance, without rebate or waiver if such exemption or waiver is granted), or (y) is actively and diligently contesting in good faith any Governmental Agency’s order, determination or decree with respect to the applicability or interpretation of any such relevant Hazardous Materials Law and/or the actions required under such laws or regulations in respect of such Condition or Release. In the event the Company or any Subsidiary of the Company undertakes any remedial action with respect to such Hazardous Material on, under or about any Property, the Company or such Subsidiary shall conduct and complete such remedial action in compliance in all material respects with all applicable Hazardous Materials Laws and in accordance with the binding and applicable policies, orders and directives of all Governmental Agencies.

5.3.5.  Corporate Existence. The Company shall do or cause to be done all things reasonably necessary to maintain, preserve and renew its corporate existence and that of all Subsidiaries of the Company and its and their rights and franchises, and comply in all material respects with all related laws applicable to the Company or such Subsidiaries; provided, however, that the Company may: (i) consummate a merger in which (y) the Company is the surviving entity; or (z) if the Company is not the surviving entity, the surviving entity assumes, by operation of law or otherwise, all of the obligations of the Company under the Subordinated Note; or (ii) cease the operations and/or discontinue the corporate existence of a Subsidiary, other than the Bank; provided, however, that the cessation of such operations or discontinuance of such corporate existence would not reasonably be expected to be material and adverse to the financial position, results of operations, or business of the Company and its other Subsidiaries, taken as a whole.

5.4.  Dividends, Payments, and Guarantees During Event of Default.  During the continuance of an Event of Default, the Company shall not (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company’s capital stock, (b) make any payment of principal or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank equal with or junior to the Subordinated Note, or (c) make any payments under any guarantee that ranks equal with or junior to the Subordinated Note, other than (i) any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of the Company’s common stock, (ii) any declaration of a noncash dividend in connection with the implementation of a stockholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (iii) as a result of a reclassification of the Company’s capital stock or the exchange or conversion of one class or series of the Company’s capital stock for another class or series of the Company’s capital stock, (iv) the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, or (v) purchases of any class of the Company’s common stock related to the issuance of common stock or rights under any benefit plans for the Company’s directors, officers or employees or any of the Company’s dividend reinvestment and stock purchase plans (including, without limitation, any repurchases or acquisitions in connection with the forfeiture of any stock award, cashless or net exercise of any option, or acceptance of common stock in lieu of an award recipient’s tax obligations under any equity award).

5.5.  Tier 2 Capital. If all or any portion of the Subordinated Note ceases to be deemed to be Tier 2 Capital under the risk-based capital rules of the Federal Reserve as in effect as of the date of this Agreement, other than due to the limitation imposed on the capital treatment of subordinated debt during the five (5) years immediately preceding the Maturity Date of the Subordinated Note, the Company will immediately notify the Noteholder, and thereafter the Company and the Noteholder will work together in good faith to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by the Subordinated Note to qualify as Tier 2 Capital.

5.6.  Absence of Control. It is the intent of the parties to this Agreement that in no event shall the Noteholder, by reason of any of the transaction documents, be deemed to control, directly or indirectly, the Company or any Company Subsidiary, and the Noteholder shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of the Company or any Company Subsidiary.

6.REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE NOTEHOLDER.

The Noteholder hereby represents and warrants to the Company as follows:

6.1.  Legal Power and Authority. It has all necessary power and authority to execute, deliver and perform its obligations under this Agreement and, assuming that the representations of the Company contained in this Agreement are true and correct, to consummate the transactions contemplated hereby. If it is an entity, it is an entity validly existing under the laws of its jurisdiction of organization.

6.2.  The Agreement. This Agreement has been duly and validly authorized, executed and delivered by it and, assuming due authorization, execution and delivery by the Company, is the legal, valid and binding obligation of the Noteholder, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in law or in equity).

6.3.  No Conflicts. Neither the execution, delivery or performance of this Agreement nor the consummation of any of the transactions contemplated hereby will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under (i) its organizational documents (ii) the terms, obligations, covenants, conditions or provisions of any agreement to which it is a party, (iii) any law applicable to it, or (iv) any order, writ, judgment, injunction, decree, determination or award binding upon or affecting it; except, in the case of items (ii), (iii) or (iv), for such violations and conflicts that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on the Noteholder.

6.4.  Institutional Accredited Investor. It is and will be on the Closing Date (i) an institutional “accredited investor” as such term is defined in Rule 501(a)(1)-(3), (7) or (9) of Regulation D or (ii) a “qualified institutional buyer” as such term is defined in Rule 144A under the Securities Act.

6.5.  Purchase for Own Account. It is purchasing the Subordinated Note for its own account, for investment or as a loan transaction in its normal course of business, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto.

6.6.  Financial and Business Sophistication. It has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Subordinated Note. It has relied solely upon its own knowledge of and/or the advice of its own legal, tax, financial, investment, accounting or other advisors with regard to the legal, financial, tax and other considerations involved in deciding to invest in, or lend money as evidenced by, the Subordinated Note.

6.7.  Private Placement; No Registration of Securities. It understands and acknowledges that the Subordinated Note is being sold by the Company without registration under the Securities Act in reliance on the exemption from federal and state registration set forth in, respectively, Rule 506(b) of Regulation D promulgated under Section 4(a)(2) of the Securities Act and Section 18 of the Securities Act, or any state securities laws, and accordingly, may be resold, pledged or otherwise transferred only if exemptions from the Securities Act and applicable state securities laws are available to it. It further understands and acknowledges that the Company will not be obligated in the future to register the Subordinated Note under the Securities Act, the Exchange Act, or under any state securities laws. It further acknowledges and agrees that all certificates or other instruments representing the Subordinated Note will bear the restrictive legend set forth in the form of Subordinated Note, which is attached as Exhibit A to this Agreement. The Company has not made nor is the Company making any representation, warranty or covenant, express or implied, as to any applicable state securities laws for the resale, pledge or other transfer of the Subordinated Note, or that the Subordinated Note purchased by the Noteholder will ever be able to be lawfully resold, pledged or otherwise transferred.

6.8.  Ability to Bear Economic Risk of Investment/Loan. It recognizes that an investment in, or a loan made pursuant to the purchase of, the Subordinated Note involves substantial risk. It has the ability to bear the economic risk of the prospective investment in, or loan made pursuant to the purchase of, the Subordinated Note, including the ability to hold the Subordinated Note indefinitely, and further including the ability to bear a complete loss of all of its investment or loan.

6.9.  No Offering Memorandum. It acknowledges that: (i) it is not being provided with the disclosures that would be required if the offer and sale of the Subordinated Note was registered under the Securities Act, nor is it being provided with any offering memorandum, offering circular or prospectus prepared in connection with the offer and sale of the Subordinated Note; (ii) it has conducted its own examination of the Company, the Subsidiaries of the Company and the terms of the Subordinated Note to the extent it deems necessary to make its decision to purchase the Subordinated Note; and (iii) it has availed itself of public access to financial and other information concerning the Company and its Subsidiaries to the extent it deems necessary to make its decision to purchase the Subordinated Note.

6.10.  Information. It acknowledges that it and its advisors have been furnished with all materials relating to the business, finances and operations of the Company and its Subsidiaries that have been requested by it or its advisors and have been given the opportunity to ask questions of, and to receive answers from, persons acting on behalf of the Company concerning terms and conditions of the transactions contemplated by this Agreement in order to make an informed and voluntary decision to enter into this Agreement.

6.11.  Investment/Lending Decision. It has made its own investment/lending decision based upon its own judgment, due diligence and advice from such advisors as it has deemed necessary and not upon any view expressed by any other person or entity. Neither such inquiries nor any other due diligence investigations conducted by it or its advisors or representatives, if any, shall modify, amend or affect its right to rely on the Company’s representations and warranties contained herein. It is not relying upon, and has not relied upon, any advice, statement, representation or warranty made by any Person by or on behalf of the Company, except for the express statements, representations and warranties of the Company made or contained in this Agreement. Furthermore, it acknowledges that nothing in this Agreement or any other materials presented by or on behalf of the Company to it in connection with the purchase of the Subordinated Note constitutes legal, tax or investment advice.

6.12.  Accuracy of Representations. It understands that the Company will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements in connection with the transactions contemplated by this Agreement.

6.13.  No Government Consent.  No governmental orders, permissions, consents, approvals or authorizations are required to be obtained by the Noteholder that have not been obtained, and no registrations or declarations are required to be filed by Noteholder that have not been filed in connection with or in contemplation of the execution and delivery of, and performance under this Agreement.

6.14.  Pending Litigation. There are no material actions, suits, proceedings or written agreements pending, or, to Noteholder’s knowledge, threatened or proposed, against the Noteholder at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, or other administrative agency, domestic or foreign, that, either separately or in the aggregate, would reasonably be expected to prevent the  Noteholder from purchasing the Subordinated Note and making the Disbursement of the Subordinated Note Amount on the Closing Date.

7.MISCELLANEOUS.

7.1.  Prohibition on Assignment. The Company may not assign, transfer or delegate any of its rights under this Agreement or the Subordinated Note without the prior written consent of the Noteholder.

7.2.  Waiver or Amendment. No waiver or amendment of any term, provision, condition, covenant or agreement contained in this Agreement or the Subordinated Note shall be effective except with the consent of the Noteholder. No failure to exercise or delay in exercising of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right or remedy provided by law. The rights and remedies provided in this Agreement are cumulative and not exclusive of any right or remedy provided by law or equity. No notice or demand on the Company in any case shall, in itself, entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Noteholder to any other or further action in any circumstances without notice or demand. No consent or waiver, expressed or implied, by the Noteholder to or of any breach or default by the Company in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other obligation of the Company hereunder. Failure on the part of the Noteholder to complain of any acts or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by the Noteholder of its rights hereunder or impair any rights, powers or remedies on account of any breach or default by the Company.

7.3.  Severability. Any provision of this Agreement which is unenforceable or invalid or contrary to law, or the inclusion of which would adversely affect the validity, legality or enforcement of this Agreement, shall be of no effect and, in such case, all the remaining terms and provisions of this Agreement shall subsist and be fully effective according to the tenor of this Agreement the same as though any such invalid portion had never been included herein. Notwithstanding any of the foregoing to the contrary, if any provisions of this Agreement or the application thereof are held invalid or unenforceable only as to particular persons or situations, the remainder of this Agreement, and the application of such provision to persons or situations other than those to which it shall have been held invalid or unenforceable, shall not be affected thereby, but shall continue valid and enforceable to the fullest extent permitted by law.

7.4.  Usury; Revival of Liabilities. All agreements between the Company and the Noteholder (including, without limitation, this Agreement and the Subordinated Note) are expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid to the

Noteholder exceed the highest lawful rate of interest permissible under the laws of the Commonwealth of Pennsylvania. If the Noteholder shall ever receive as interest an amount which would be deemed unlawful, such interest shall be applied to the payment of the principal of the Subordinated Note (whether or not then due and payable) and not to the payment of interest. To the extent that the Noteholder receives any payment on account of the Company’s Liabilities and any such payment(s) and/or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other Person under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment(s) or proceeds received, Company’s Liabilities or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment(s) and/or proceeds had not been received by the Noteholder and applied on account of Company’s Liabilities; provided, however, if the Noteholder successfully contests any such invalidation, declaration, set aside, subordination or other order to pay any such payment and/or proceeds to any third party, the revived Company’s Liabilities shall be deemed satisfied.

7.5.  Notices. Any notice which any party hereto may be required or may desire to give hereunder shall be deemed to have been given if in writing and if delivered personally, or if mailed, postage prepaid, by United States registered or certified mail, return receipt requested, or if delivered by a nationally recognized commercial courier (such as Federal Express), addressed:

If to the Company:	HV Bancorp, Inc. 2005 South Easton Road, Suite 304 Doylestown, PA 18901 Attention: Joseph C. O’Neill, Jr., Chief Financial Officer
With a copy to (which shall not constitute notice):	Bybel Rutledge LLP 1017 Mumma Road, Suite 302 Lemoyne, PA 17043 Attention: Carter Frantz., Esq.
If to the Noteholder:	Fulton Bank, N.A. One Penn Square Lancaster, PA 17602 Attention: J. Whit Buckwalter, Director of Syndications

or to such other address or addresses as the party to be given notice may have furnished in writing to the party seeking or desiring to give notice, as a place for the giving of notice, provided that no change in address shall be effective until seven (7)  Business Days after being given to the other party in the manner provided for above. Any notice given in accordance with the foregoing shall be deemed given when delivered personally or, if mailed, five (5) Business Days after it shall have been deposited in the United States mails as aforesaid or, if sent by overnight courier, the Business Day following the date of delivery by the party to such courier, provided that next business day delivery was requested.

7.6.  Successors and Assigns. This Agreement shall inure to the benefit of the parties and their respective successors and assigns except that, unless the Noteholder consents in writing, no assignment made by the Company in violation of this Agreement shall be effective or confer any rights on any purported assignee of the Company.

7.7.  No Joint Venture or Fiduciary Duty. Nothing contained herein or in any document executed pursuant hereto and no action or inaction whatsoever on the part of the Noteholder, shall be deemed to make the Noteholder a partner or joint venturer with the Company nor give rise to a fiduciary relationship between the Company and the Noteholder.

7.8.  Documentation. All documents and other matters required by any of the provisions of this Agreement to be submitted or furnished to the Noteholder shall be in form and substance satisfactory to the Noteholder.

7.9.  Entire Agreement. This Agreement and the Subordinated Note along with the exhibits thereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified or amended in any manner other than by supplemental written agreement executed by the parties hereto. No party, in entering into this Agreement, has relied upon any representation, warranty, covenant, condition or other term that is not set forth in this Agreement or in the Subordinated Note.

7.10.  Choice of Law. This Agreement shall be governed by and construed in accordance with applicable federal law of the United States of America and the laws of the Commonwealth of Pennsylvania, without giving effect to its laws or principles of conflict of laws that would result in the application of the laws of another jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of a federal court sitting in Bucks County, Pennsylvania or a state court sitting in Doylestown, Pennsylvania, in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in any such court, and (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court. Each of the parties hereto waives any defense or inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. To the extent permitted by applicable law, any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 7.5. Nothing in this Section 7.10, however, shall affect the right of any party to serve legal process in any other manner permitted by law. Nothing herein shall be deemed to limit any rights, powers or privileges which Noteholder may have pursuant to any law of the United States of America or any rule, regulation or order of any department or agency thereof, and nothing herein shall be deemed to make unlawful any transaction or conduct by the Noteholder which is lawful pursuant to, or which is permitted by, any of the foregoing.

7.11.  No Third Party Beneficiary. This Agreement is made for the sole benefit of the Company and the Noteholder, and no other person shall be deemed to have any privity of contract hereunder nor any right to rely hereon to any extent or for any purpose whatsoever, nor shall any other person have any right of action of any kind hereon or be deemed to be a third party beneficiary hereunder.

7.12.  Legal Tender of United States. All payments hereunder shall be made in coin or currency which at the time of payment is legal tender in the United States of America for public and private debts.

7.13.  Captions; Counterparts. Captions contained in this Agreement in no way define, limit or extend the scope or intent of their respective provisions. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

7.14.  Knowledge; Discretion. All references herein to the Noteholder’s or the Company’s knowledge shall be deemed to mean the knowledge of such party based on commercially reasonable inquiry. All references herein to the Company’s knowledge shall be deemed to refer to the knowledge of the Company and each Subsidiary of the Company. Unless specified to the contrary herein, all references herein to an exercise of discretion or judgment by the Noteholder, to the making of a determination or designation by the Noteholder, to the application of the Noteholder’s discretion or opinion, to the granting or withholding of the Noteholder’s consent or approval, to the consideration of whether a matter or thing is satisfactory or acceptable to the Noteholder, or otherwise involving the decision making of the Noteholder, shall be deemed to mean that such the Noteholder shall decide using the reasonable discretion or judgment of a prudent lender.

7.15.  Waiver Of Right To Jury Trial. TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, THE COMPANY AND THE NOTEHOLDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THAT EACH MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS AGREEMENT OR THE SUBORDINATED NOTE, OR ANY OTHER STATEMENTS OR ACTIONS OF THE COMPANY OR THE NOTEHOLDER. THE COMPANY AND NOTEHOLDER ACKNOWLEDGE THAT EACH HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL. THE COMPANY AND NOTEHOLDER FURTHER ACKNOWLEDGE THAT (a) EACH HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER; (b) THIS WAIVER HAS BEEN REVIEWED BY THE COMPANY AND THE NOTEHOLDER AND THEIR RESPECTIVE COUNSEL AND IS A MATERIAL INDUCEMENT FOR THE COMPANY AND THE NOTEHOLDER TO ENTER INTO THIS AGREEMENT TO PURCHASE THE SUBORDINATED NOTE AND (c) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF SUCH TRANSACTION DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

7.16.  Expenses. Except as otherwise provided in this Agreement, each of the parties will bear and pay all other costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement.

7.17.  Survival. Each of the representations and warranties set forth in this Agreement shall survive the consummation of the transactions contemplated hereby for a period of one year after the date hereof. Except as otherwise provided herein, all covenants and agreements contained herein shall survive until, by their respective terms, they are no longer operative.

7.18.  Time of the Essence.  Time is of the essence with respect to this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Subordinated Note Purchase Agreement to be executed by their duly authorized representatives as of the date first above written.

COMPANY:

HV BANCORP, INC.

By:

Name:  Joseph C. O’Neill, Jr.

Title:    Executive Vice President,

Treasurer and Chief Financial Officer

NOTEHOLDER:

By:

Name:

Title:

EXHIBIT A

Form of Subordinated Note